                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[AIR PRODUCTS LOGO]
    ----------------------------------------------------------------------------

    AIR PRODUCTS AND CHEMICALS, INC.
    7201 Hamilton Boulevard
    Allentown, PA 18195-1501

    December 14, 2001

    Dear Shareholder:

    On behalf of your Board of Directors, I am pleased to invite you to attend the 2002 Annual Meeting of Shareholders of Air Products and Chemicals, Inc.

    The Notice of Annual Meeting, Proxy Statement, and proxy card accompanying my letter describe the business to be conducted at the meeting, including the election of three directors. In addition to myself, the Board of Directors has nominated Mr. Michael J. Donahue and Ms. Ursula F. Fairbairn.

    It is important that your shares be represented and voted at the Annual Meeting. YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY FILL IN, SIGN, DATE, AND MAIL THE PROXY CARD.

    We look forward to seeing you at the meeting.

    Cordially,

    /s/ John P. Jones III

    John P. Jones III
    Chairman of the Board, President, and
    Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        AIR PRODUCTS AND CHEMICALS, INC.

TIME..........................   2:00 p.m., Thursday, January 24, 2002

PLACE.........................   Tompkins College Center Theater at Cedar Crest
                                 College in Allentown, Pennsylvania. Free parking will be available.

ITEMS OF BUSINESS.............   1. Elect three directors each for a three-year
                                    term.

                                 2. Ratify the appointment of independent
                                    auditors for the fiscal year ending
                                    September 30, 2002.

                                 3. Attend to such other business as may
                                    properly come before the meeting or any
                                    postponement or adjournment of the meeting.

RECORD DATE...................   Shareholders of record at the close of business
                                 on November 30, 2001, are entitled to receive this notice and to vote at the meeting.

WAYS TO SUBMIT YOUR VOTE......   You have the alternatives of voting your shares
                                 by using a toll-free telephone number or the Internet as described on the proxy card, or you may fill in, sign, date, and mail the proxy card. We encourage you to complete and file your proxy electronically or by telephone if those options are available to you.

IMPORTANT.....................   Whether you plan to attend the meeting or not,
                                 please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote in person in the event you find it convenient to attend the meeting. If you find that you are unable to attend, you may request a summary of actions taken at the meeting which will be available along with our financial results for the first quarter of fiscal year 2002.


7201 Hamilton Boulevard                             By order of the Board of Directors,
Allentown, Pennsylvania 18195-1501
                                                    /s/ W. Douglas Brown
                                                    W. Douglas Brown
                                                    Vice President, General Counsel
                                                    and Secretary
                                                    December 14, 2001

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................     1
PROPOSALS YOU MAY VOTE ON...................................     6
  1.  ELECTION OF DIRECTORS.................................     6
  2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS...     6
THE BOARD OF DIRECTORS......................................     7
  DIRECTORS STANDING FOR ELECTION THIS YEAR.................     7
  DIRECTORS CONTINUING IN OFFICE............................     8
  BOARD MEETINGS AND COMMITTEES.............................    10
     AUDIT COMMITTEE REPORT.................................    10
  DIRECTOR COMPENSATION.....................................    12
  DIRECTOR TERM LIMITATION AND RETIREMENT POLICY............    12
COMPENSATION OF EXECUTIVE OFFICERS..........................    13
  REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION
     COMMITTEE..............................................    13
  EXECUTIVE COMPENSATION TABLES.............................    15
     2001 SUMMARY COMPENSATION TABLE........................    15
     OPTION GRANTS IN 2001..................................    16
     OPTIONS EXERCISED IN 2001 AND 2001 YEAR-END OPTION
      VALUES................................................    17
     LONG-TERM INCENTIVE PLAN AWARDS........................    17
     PENSION PLAN TABLE.....................................    17
  SEVERANCE AND OTHER CHANGE IN CONTROL ARRANGEMENTS........    19
INFORMATION ABOUT STOCK PERFORMANCE AND OWNERSHIP...........    20
  STOCK PERFORMANCE GRAPH...................................    20
  PERSONS OWNING MORE THAN 5% OF AIR PRODUCTS STOCK.........    21
  AIR PRODUCTS STOCK BENEFICIALLY OWNED BY OFFICERS AND
     DIRECTORS..............................................    22
  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...    23
EXHIBITS
  AUDIT COMMITTEE CHARTER...................................     A

[Air Products Logo]
--------------------------------------------------------------------------------
AIR PRODUCTS AND CHEMICALS, INC.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 24, 2002

                                PROXY STATEMENT

We have sent you this Notice of Annual Meeting and Proxy Statement and proxy card because the Board of Directors of Air Products and Chemicals, Inc. (the "Company" or "Air Products") is soliciting your proxy to vote at the Company's Annual Meeting of Shareholders on January 24, 2002 (the "Annual Meeting"). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company.

                             QUESTIONS AND ANSWERS

WHAT MAY I VOTE ON?

- The election of three nominees to serve on our Board of Directors.

- The appointment of independent auditors to audit the Company's financial statements for our fiscal year 2002.

HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

The Board recommends votes

     - FOR each of the nominees for the Board of Directors.

     - FOR the appointment of the independent auditors.

WHO IS ENTITLED TO VOTE?

The only shareholders who may vote are those who owned Air Products common stock, par value $1.00 per share ("Company Stock"), as of the close of business on November 30, 2001, the "Record Date" for the Annual Meeting.

WHO COUNTS THE VOTES?

Representatives of our Transfer Agent, American Stock Transfer and Trust Company, will tabulate the votes and act as the independent inspectors of election.

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

The shares on your proxy card or cards are all of the shares registered in your name with our Transfer Agent on the Record Date, including shares in the Direct Investment Program administered for Air Products shareholders by our Transfer Agent. If you have shares registered in the name of a bank, broker, or other registered owner, you should receive instructions from that registered owner about how to instruct them to vote those shares.

HOW DO I VOTE THE SHARES ON MY PROXY CARD?

You may vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

ALSO, YOU CAN VOTE BY USING A TOLL-FREE TELEPHONE NUMBER OR THE INTERNET. Instructions about these ways to vote appear on the proxy card. If you vote by telephone or Internet, please have your proxy card and control number available. The sequence of numbers appearing on your card is your control number, and your control number is necessary to verify your vote.

Votes submitted by mail, telephone, or Internet will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how you want your shares voted, they will be voted according to the Board's recommendations for the two proposals.

MAY I CHANGE MY VOTE?

You may revoke your proxy at any time before the Annual Meeting by returning a later-dated proxy card or phone or Internet vote; notifying us that you have revoked your proxy; or attending the Annual Meeting, giving notice of revocation and voting in person.

HOW IS COMPANY STOCK IN THE COMPANY'S RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN ("RSSOP") VOTED?

If you are an employee or former employee who owns shares of Company Stock under the RSSOP, you will be furnished a separate voting direction form by the RSSOP Trustee, State Street Bank and Trust Company. The Trustee will vote shares of Company Stock represented by units of interest allocated to your RSSOP account on the Record Date. The vote cast will follow the directions you give when you complete and return your voting direction form to the Trustee, or give your instructions by telephone or Internet. The Trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the Trustee will vote the shares in the same proportions and manner as other RSSOP participants instruct the Trustee to vote their RSSOP shares. The Trustee will also vote fractional shares this way.

HOW MANY SHARES CAN VOTE AT THE 2002 ANNUAL MEETING?

As of the Record Date, November 30, 2001, 227,200,340 shares of Company Stock were issued and outstanding, which are the only shares entitled to vote at the Annual Meeting. Every owner of Company Stock is entitled to one vote for each share owned.

WHAT IS A "QUORUM"?

A quorum is necessary to hold a valid meeting of shareholders. A majority of the outstanding shares of Company Stock present in person or represented by proxy makes a quorum. If you vote -- including by Internet, telephone, or proxy card -- your shares voted will be considered part of the quorum for the Annual Meeting.

WHAT VOTE IS NECESSARY TO PASS THE ITEMS OF BUSINESS AT THE ANNUAL MEETING?

If a quorum is present at the Annual Meeting, director candidates receiving the highest number of votes for each open seat on the Board will be elected. If you vote and are part of the quorum, your shares will be voted for election of all three of the director candidates unless you give instructions to "withhold" votes, although withholding votes and broker non-votes will not influence voting results. Abstentions may not be specified as to election of directors.

The appointment of independent auditors will be approved if a majority of the votes cast are voted in favor. Abstentions will have the effect of a vote against.

Under New York Stock Exchange rules, brokers that do not receive instructions from their customers may vote in their discretion on all of these matters.

HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

We do not know of any business or proposals to be considered at the 2002 Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and we decide to permit it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment.

WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING DUE?

Proposals must be received by W. Douglas Brown, Secretary, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501, by October 26, 2002, and must comply with the requirements of our bylaws (described in the next paragraph) to be presented at the 2003 annual meeting. The proxy for next year's annual meeting will confer discretionary authority to vote on any shareholder proposal that we do not know about before October 27, 2002.

Our bylaws require adequate written notice of the proposal by delivering it in writing to Mr. Brown in person or by mail at the address stated above, on or after September 26, 2002, but no later than October 26, 2002. To be considered adequate, the notice must contain specified information about the matter to be presented at the meeting and the shareholder proposing the matter. A proposal received after October 26, 2002, will be considered untimely and will not be entitled to be presented at the meeting. To be considered for inclusion in next year's proxy statement, proposals must be delivered in writing to Mr. Brown at the address stated above no later than August 16, 2002.

WHAT ARE THE COSTS OF THIS PROXY SOLICITATION?

We hired Morrow & Co. to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $7,500, plus out-of-pocket costs and expenses, and reimburse banks, brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding Annual Meeting materials to you because they own Company Stock for you. In addition to using the mail, our directors, officers, and employees may solicit proxies by personal interview, telephone, telegram, or otherwise, although they won't be paid any additional compensation. The Company will bear all expenses of solicitation.

MAY I INSPECT THE SHAREHOLDER LIST?

For a period of 10 days prior to the Annual Meeting and if you have a purpose germane to the meeting, a list of shareholders registered on the books of our Transfer Agent as of the Record Date will be available for your examination, as a registered shareholder, during normal business hours at the Company's principal offices.

HOW CAN I GET MATERIALS FOR THE ANNUAL MEETING?

PUBLIC SHAREHOLDERS. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about December 14, 2001. Each registered and beneficial owner of Company Stock on the Record Date should have received a copy (or, if they have consented, notice of on-line availability) of the Company's Annual Report to Shareholders including financial statements (the "Annual Report") either with this Proxy Statement or prior to its receipt (although only certain parts of the Annual Report are required to be part of the proxy solicitation material for the Annual Meeting). When you receive this package, if you have not yet received the Annual Report please contact us and a copy will be sent at no expense to you.

     Note to Multiple Shareholders Sharing the Same Address

     In accordance with a notice sent earlier this year to certain street-name shareholders who share a single address, only one Annual Report and Proxy Statement will be sent to that address unless contrary instructions were given by any shareholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, they may telephone the Corporate Secretary's Office at 888-AIR-INFO or write to 7201 Hamilton Boulevard, Allentown, PA 18195-1501. If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting the Secretary in the same manner.

CURRENT EMPLOYEES. If you are an employee of the Company or an affiliate with Intranet access as of the Record Date, you should have received e-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on or about December 14, 2001. You may request a paper copy of this Notice of Annual Meeting and Proxy Statement and of the Annual Report by contacting us. If you do not have Intranet access, copies of these materials will be mailed to your home.

If you are a participant in the RSSOP, you will receive a voting direction form from the Plan Trustee mailed to your home on or after December 14, 2001 for directing the vote of shares in your RSSOP account. We've also arranged for the Plan Trustee to receive your voting instructions by telephone or Internet as described on the voting direction form.

If you have employee stock options awarded to you by the Company or an affiliate but don't otherwise own any Company Stock on the Record Date, you will not receive a proxy card for voting. You are being furnished this Proxy Statement and the Annual Report for your information and as required by law.

CAN I RECEIVE ANNUAL REPORTS AND PROXY STATEMENTS ON-LINE?

YES. WE URGE YOU TO SAVE AIR PRODUCTS FUTURE POSTAGE AND PRINTING EXPENSES BY CONSENTING TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY STATEMENTS ON-LINE ON THE INTERNET.

Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy or give voting instructions.

If you are not a registered shareholder, this option may only be available if you vote by Internet due to requirements set by the bank, broker, or other registered owner who owns your shares for you. If you are not given an opportunity to consent to Internet delivery when you vote your proxy or give your voting instructions, contact the registered owner of your shares and inquire about the availability of such an option for you.

If you consent, your account will be so noted; when our proxy statement and other solicitation materials for the 2003 annual meeting of shareholders become available, you will be notified of how to access them on the Internet; and you will always be able to request paper copies by contacting us.

HOW CAN I REACH THE COMPANY TO REQUEST MATERIALS OR INFORMATION REFERRED TO IN THESE QUESTIONS AND ANSWERS?

You may reach us

     - by mail addressed to the Corporate Secretary's Office

       Air Products and Chemicals, Inc.
       7201 Hamilton Boulevard
       Allentown, PA 18195-1501

     - by calling 888-AIR-INFO

     - by leaving a message on our website at www.airproducts.com/tellmemore

When you request material for the Annual Meeting, it will be provided to you at no cost.

                           PROPOSALS YOU MAY VOTE ON

                           1.   ELECTION OF DIRECTORS

The Board of Directors currently has 12 positions. With the retirement from the Board of Mr. Robert Cizik under our retirement policy for directors and the election by shareholders of the three nominees standing for election, the Board will have 11 members after the Annual Meeting. Our Board is divided into three classes for purposes of election, with terms of office ending in successive years.

Mr. Michael J. Donahue, Ms. Ursula F. Fairbairn, and Mr. John P. Jones III, three incumbent directors whose terms are currently scheduled to expire at the Annual Meeting, have been nominated for re-election for three-year terms. Other directors are not up for election this year and will continue in office for the remainder of their terms. If a nominee is unavailable for election at the time of the Annual Meeting, proxy holders will vote for another nominee proposed by our Board or, as an alternative, the Board may reduce the number of positions on the Board.

YOUR BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE ELECTION OF MR. DONAHUE, MS. FAIRBAIRN, AND MR. JONES.

            2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At meetings held in November 2001, the Audit Committee of our Board of Directors recommended and the Board approved for vote by shareholders continuation of Arthur Andersen LLP of Philadelphia, Pennsylvania ("Arthur Andersen") as independent auditors for 2002. Arthur Andersen has been our independent auditor since 1948. If this proposal is defeated, the Board will consider other auditors for next year. However, because of the difficulty in substituting auditors so long after the beginning of the current year, the appointment for fiscal year 2002 will stand unless the Board finds other good reason for making a change.

Representatives of Arthur Andersen will be available at the Annual Meeting to respond to questions.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.

                             THE BOARD OF DIRECTORS

Information follows about the age and business experience, as of December 1, 2001, of the nominees up for election and the directors continuing in office. Each of them has consented to being nominated for director and agreed to serve if elected. All of the nominees are currently directors and all have been elected by shareholders at prior meetings, except for Mr. Donahue who was initially elected to our Board by the directors effective in May 2001.
--------------------------------------------------------------------------------
PERSONS STANDING FOR ELECTION THIS YEAR FOR TERMS EXPIRING AT THE ANNUAL MEETING IN 2005
--------------------------------------------------------------------------------

[DONAHUE PHOTO]
                   MICHAEL J. DONAHUE, age 43. Group Executive Vice President and Chief Operating Officer of KPMG Consulting, Inc. Director of the Company since 2001.

                   Mr. Donahue has served in his current position overseeing the operations of KPMG Consulting, Inc. since March of 2000. KPMG Consulting, Inc. completed its separation from the KPMG LLP tax and audit firm in February 2001, becoming a publicly-traded consulting company. Prior to March 2000, he served as management partner, solutions, for the consulting business of KPMG LLP, and as a member of the boards of directors of KPMG LLP and KPMG Consulting KK Japan.
--------------------------------------------------------------------------------

[FAIRBAIRN PHOTO]
                   URSULA F. FAIRBAIRN, age 58. Executive Vice President, Human Resources and Quality of American Express Company. Director of the Company since 1998.

                   Ms. Fairbairn joined American Express Company, a travel and financial services company, in 1996 as Executive Vice President, Human Resources and Quality. Prior to joining American Express, Ms. Fairbairn was Senior Vice President, Human Resources at Union Pacific Corporation, and had previously held several marketing and human resources positions at IBM Corporation. She is a director of VF Corporation and Sunoco, Inc.
--------------------------------------------------------------------------------

[JONES PHOTO]
                   JOHN P. JONES III, age 51. Chairman, President, and Chief Executive Officer of the Company. Director of the Company since 1998.

                   Mr. Jones joined the Company in 1972 and, following various commercial assignments in Company joint ventures and subsidiaries, was appointed Vice President and General Manager of the Company's Environmental/Energy Division in 1988. He was appointed Group Vice President of the Company's Process System Group in 1992 and in 1993 was transferred to Air Products Europe, Inc. where he was named President. In 1996, Mr. Jones returned to the U.S. where he was first elected Executive Vice President -- Gases and Equipment and, effective October 1, 1998, President and Chief Operating Officer. Mr. Jones was elected to his present position effective December 1, 2000. Mr. Jones is a director of the American Chemistry Council.
--------------------------------------------------------------------------------

DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING IN 2003
--------------------------------------------------------------------------------

[BAEZA PHOTO]
                   MARIO L. BAEZA, age 50. Chairman and Chief Executive Officer of TCW/Latin America Partners, L.L.C. Director of the Company since 1999.

                   Mr. Baeza formed TCW/Latin America Partners, L.L.C. ("TCW") in 1996. TCW is managing general partner of TCW/Latin America Private Equity Partners, L.P., a private equity fund with a controlling interest in a variety of companies in Brazil, Argentina, and Mexico which is jointly owned by Baeza & Company and Trust Company of the West. Prior to forming TCW/Latin America Partners in 1996, Mr. Baeza served as president of Wasserstein Perella International Limited and
Chairman and CEO of Grupo Wasserstein Perella, the Latin American Division of the firm; and until 1994, was a partner at the law firm of Debevoise & Plimpton where, among other practices, he founded and headed the firm's Latin America Group. Mr. Baeza is a managing director of Trust Company of the West and a director of Ariel Mutual Fund Group and the Council of Foreign Relations.
--------------------------------------------------------------------------------

[BREMER PHOTO]
                   L. PAUL BREMER III, age 60. Chairman and Chief Executive Officer of Marsh Crisis Consulting Company. Director of the Company since 1993.

                   On October 11, 2001, former Ambassador Bremer was made Chairman and Chief Executive Officer of Marsh Crisis Consulting Company, a company owned by Marsh McLennan Inc., the world's largest insurance broker. Ambassador Bremer joined Marsh McLennan Inc. in 2000 as Managing Director, MMC Enterprise Risk. Prior to joining Marsh McLennan Inc., Ambassador Bremer was managing director of Kissinger Associates following a 23-year career in the U.S. Diplomatic Service. Ambassador Bremer held various assignments including political, economic, and commercial officer at the American Embassies in Afghanistan and Malawi and Deputy Chief of Mission and charge d'affaires at the American Embassy in Oslo, Norway. He was appointed Executive Secretary of the State Department and Special Assistant to the Secretary of State in 1981. In 1983, he was named United States Ambassador to the Netherlands and in 1986 he was appointed Ambassador-at-Large for Counter-Terrorism. Ambassador Bremer is also a director of Akzo Nobel N.V. and the Netherland-America Foundation.
--------------------------------------------------------------------------------

[HAGENLOCKER PHOTO]
                   EDWARD E. HAGENLOCKER, age 62. Former Vice Chairman of Ford Motor Company and former Chairman of Visteon Automotive Systems. Director of the Company since 1997.

                   Mr. Hagenlocker joined Ford Motor Company as a research scientist in 1964 and later held engineering management positions in Product Development, Chassis Division, Body and Electrical Product Engineering, Climate Control Division, and Truck Operations. In 1986, he was elected a Ford vice president and named General Manager of Truck Operations. Mr. Hagenlocker was appointed Vice President of General
Operations for Ford North American Automotive Operations ("NAAO") in 1992 and Executive Vice President of NAAO in 1993. He was elected President of Ford Automotive Operations in 1994 and Chairman, Ford of Europe in 1996. He served as Vice Chairman of Ford Motor Company in 1996 and Chairman of Visteon Automotive Systems from 1997 until his retirement in 1999. Mr. Hagenlocker is a director of Boise Cascade Corporation, American Standard, Inc., and AmeriSource Corporation.
--------------------------------------------------------------------------------

[LAUTENBACH PHOTO]
                   TERRY R. LAUTENBACH, age 63. Former Senior Vice President of International Business Machines Corporation. Director of the Company since 1991.

                   Mr. Lautenbach joined IBM, a manufacturer and supplier of information handling systems, equipment, and services, in 1959, and held numerous positions in the marketing area until becoming IBM Vice President -- Marketing in 1984,
                   President -- Communication Products Division in 1985, Vice President and Group Executive -- Information Systems and Communications Group in 1986, and Senior Vice President and General Manager in 1988. Mr. Lautenbach served as Senior Vice
President and was a member of IBM's Management Committee from 1990 to 1992. He serves as a director of CVS Corp., Varian Medical Systems, and Footstar Corp.
--------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING IN 2004
--------------------------------------------------------------------------------

[HARDYMON PHOTO]
                   JAMES F. HARDYMON, age 67. Retired Chairman and Chief Executive Officer of Textron Inc. Director of the Company since 1997.

                   Mr. Hardymon joined Textron Inc., a global, multi-industry company with core businesses of aircraft, automotive, industrial, and finance, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in 1992, and assumed the title of Chairman in 1993. Mr. Hardymon retired from Textron at the end of January 1999. Prior to joining Textron, Mr. Hardymon was President, Chief Operating Officer, and a director of Emerson Electric Co. He is a director of Circuit City Stores, Inc., American Standard,
Inc., Lexmark International, Inc., Championship Auto Racing Teams, Inc., and Schneider Electric S.A.
--------------------------------------------------------------------------------

[NOSKI PHOTO]
                   CHARLES H. NOSKI, age 49. Senior Executive Vice President and Chief Financial Officer of AT&T Corp. Director of the Company since 2000.

                   Mr. Noski joined AT&T Corp., a world leader providing voice, data, and video communications services, in 1999 as Senior Executive Vice President and Chief Financial Officer. Prior to joining AT&T, Mr. Noski was President and Chief Operating Officer and a member of the board of directors of Hughes Electronics, a publicly-traded subsidiary of General Motors Corporation in the satellite and wireless communications business. In 1990, he joined Hughes as Corporate Vice President and Controller. In 1992, he was appointed Corporate
Senior Vice President and Chief Financial Officer of Hughes and assumed the additional responsibilities of Vice Chairman in 1996. For a brief period in 1997, Mr. Noski was Executive Vice President and Chief Financial Officer of United Technologies Corporation. Mr. Noski was a partner of Deloitte & Touche prior to joining Hughes. He is a member of the Financial Accounting Standards Advisory Council and the American Institute of Certified Public Accountants.
--------------------------------------------------------------------------------

[ROSPUT PHOTO]
                   PAULA G. ROSPUT, age 45. Director, President, and Chief Executive Officer of AGL Resources Inc. Director of the Company since 2001.

                   Ms. Rosput was named Director, President, and Chief Executive Officer of AGL Resources Inc., a regional energy holding company providing natural gas and related products and services, in August 2000. She joined the company in September 1998 as President and Chief Operating Officer of Atlanta Gas Light Company, a natural gas distribution utility and main subsidiary of AGL Resources Inc. Prior to joining AGL Resources, Ms. Rosput served as president of PanEnergy Power from June 1995 until its merger with Duke Power, becoming president of Duke Energy Power Service LLC in June 1997. Ms. Rosput is a director of Coca Cola Enterprises, the American Gas Association, and the Southern Gas Association.
--------------------------------------------------------------------------------

[THOMAS PHOTO]
                   LAWRASON D. THOMAS, age 67. Former Vice Chairman of Amoco Corporation. Director of the Company since 1994.

                   Mr. Thomas joined Amoco Chemical Company, a subsidiary of Amoco Corporation, an integrated petroleum company, in 1958. He held various sales, marketing, and administrative positions with Amoco's chemical and oil subsidiaries before being named Amoco Oil Company's Vice President of Operations, Planning, and Transportation in 1976, Executive Vice President in 1979, and President in 1981. He was elected a director of Amoco Corporation in 1989, Executive Vice President in 1990, and assumed the position of Vice Chairman in 1992. Mr. Thomas retired as Vice Chairman and from the Board of Directors of Amoco Corporation effective January 1, 1996 and continued until April 1996 as senior advisor to the Chairman and a senior representative to international trade groups, partners, and governments.
--------------------------------------------------------------------------------

BOARD MEETINGS AND COMMITTEES

Our Board met eight times during our fiscal year 2001, and Board and committee attendance averaged 91% for the Board as a whole. Unless otherwise stated, 2001 means our fiscal year ending September 30, 2001.

The Board has six standing committees which operate under written charters approved by the full Board. None of the directors who serve on the Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees are or ever were employed by the Company.

The AUDIT COMMITTEE, which met three times in fiscal year 2001, reviews accounting policies and the integrity of financial statements reported to the public; reviews significant internal audit and control matters and internal audit staff activities; and compliance with legal and regulatory requirements. The Committee also reviews the independence, performance, and fees of the Company's independent auditors and recommends the appointment of the firm for approval by the Board and ratification by the shareholders. Committee members are Mr. Baeza, Mr. Hagenlocker (Chairman), Mr. Hardymon, Mr. Noski, Ms. Rosput, and Mr. Thomas, all of whom are independent from the Company and its management as independence is defined in the New York Stock Exchange's listing standards. Our Audit Committee charter is attached at the back of this Proxy Statement as Exhibit A. This year the Committee reassessed the adequacy of the charter and the Board reapproved it, and the Committee approved an annual agenda plan which specified matters to be considered and acted upon by the Committee over the course of the year in fulfilling its responsibilities consistent with its charter.

                             AUDIT COMMITTEE REPORT

This Audit Committee Report (except for the information in the last paragraph) is provided only for the purpose of this Proxy Statement. This Report shall not be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors as required by Independence Standard Board No. 1, Independence Discussions with Audit Committees, as amended.

Based on the reviews and discussions referred to above, the Committee recommends to the Board that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended September 30, 2001.

FEES OF INDEPENDENT AUDITORS. During fiscal year 2001, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees                                                    $2.2 million
Financial Information Systems Design and Implementation Fees            --
All Other Fees                                                $ .6 million

Audit fees were for professional services rendered in connection with the audit of the Company's financial statements for the year ended 30 September 2001 that are customary under generally accepted auditing standards or that are customary for the purpose of rendering an opinion or review report on the financial statements; and for the review of the financial statements included in the quarterly reports on Form 10-Q required to be filed during fiscal year 2001. The professional services rendered during 2001 other than the audit services referred to above, included services rendered in connection with tax planning and compliance, benefit plan audits, SEC registration statements, acquisitions and divestitures, internal audit services, and accounting consultation.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

                                Audit Committee
                        Edward E. Hagenlocker, Chairman
                                 Mario L. Baeza
                               James F. Hardymon
                                Charles H. Noski
                                Paula G. Rosput
                               Lawrason D. Thomas

The ENVIRONMENTAL, SAFETY AND PUBLIC POLICY COMMITTEE, which met once during 2001, monitors for and reports to the Board on issues and developments in areas such as environmental compliance, safety, government, politics and the economy, community relations, and corporate and foundation philanthropic programs and charitable contributions. Members of the Committee during 2001 were Mr. Bremer, Ms. Fairbairn (Chairman), and Ms. Rosput.

The EXECUTIVE COMMITTEE, which met once this past year, has authority to act on most matters concerning management of the business during intervals between Board meetings. Members of the Committee during 2001 were Mr. Bremer, Mr. Cizik, Mr. Jones (Chairman), and Mr. Lautenbach.

The FINANCE COMMITTEE, which met three times in 2001, reviews the Company's financial policies; keeps informed of its operations and financial condition, including requirements for funds; advises the Board about sources and uses of Company funds; evaluates investment programs; and reviews the Company's financial arrangements and methods of external financing. Members of the Committee during 2001 were Mr. Cizik (Chairman), Mr. Donahue, Mr. Jones, Mr. Noski, and Mr. Thomas.

The MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE, which met four times in 2001, makes recommendations to the Board and provides advice to management about the Company's succession planning; establishes the Company's executive compensation policies; oversees the administration of the incentive compensation plans for executives and key employees; reviews the actions of those responsible for the administration of the Company's pension and savings plans; and approves significant amendments to such incentive compensation, pension, and savings plans on behalf of the Board. The Committee approves the individual salary, bonus, and incentive plan awards of the chief executive officer, the other executive officers, and certain other senior executives, and annually reviews with the Board the performance of the chief executive officer. During 2001 the members of the Committee were Mr. Cizik, Ms. Fairbairn, Mr. Hardymon, and Mr. Lautenbach (Chairman).

The NOMINATING AND CORPORATE GOVERNANCE COMMITTEE met four times during 2001. This Committee makes recommendations to the Board about candidates to fill Board vacancies during the year and the slate of nominees for election at annual meetings; the functions and meeting schedules of the Board and the committees, and the members of the committees; director compensation, tenure, retirement, and performance assessment; and governance practices. Members of the Committee are Mr. Baeza, Mr. Bremer (Chairman), Mr. Hagenlocker, and Mr. Lautenbach.

This Committee will consider nominations for directors made by shareholders of record entitled to vote for the election of directors if timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders, is received by the Company. To be timely for the 2003 annual meeting, the notice must be received within the time frame discussed on page 3. To be in proper form, the notice must include each nominee's written consent to be named as nominee and to serve, if elected; and information about the shareholder making the nomination and the person nominated for election. These requirements are contained in provisions of our bylaws which will be provided upon written request.

DIRECTOR COMPENSATION

Board members who are not employed by the Company receive the following compensation for Board service:

Annual Retainer                  $48,000 ($53,000 for Committee Chairman)
Deferred Stock Units ("DSUs")    1,000 when first elected and 1,000
                                 annually
Market Value Stock Options       2,000 shares annually

Instead of paying the annual retainer quarterly in cash, we give each director DSUs equivalent to $3,000 of the quarterly retainer and the opportunity to "purchase" more DSUs with up to all of the rest of their annual retainer. Retainer dollars are converted to DSUs by dividing by the market value of a share of Company Stock on the date the dollars would have been paid to the director. DSUs provide our directors with the financial equivalent of owning Company Stock, participating in quarterly dividend reinvestment, which they cannot give away or sell until after they leave our Board, except that DSUs have no voting rights. Directors may transfer DSUs by gift to family members.

The stock options granted to our directors become exercisable in six months and remain exercisable for nine and one-half years unless the director serves on our Board for less than six years (other than because of disability or death). After the options become exercisable, the directors may transfer them by gift to family members.

Although we do not pay meeting fees for attending Board or committee meetings, directors are reimbursed for expenses incurred in performing their duties as directors.

DIRECTOR TERM LIMITATION AND RETIREMENT POLICY

It is our policy to limit directors who have never been Company employees to four three-year terms or 12 years of Board service. Also, these directors are expected to tender their resignation for consideration by the Nominating and Corporate Governance Committee when they have a change in principal position or identity other than normal retirement, and are not to stand for election to a term during which they turn age 71. Finally, directors who are Company employees, including the chief executive officer, must retire from the Board when they retire from active employment with the Company. Company policy requires the chief executive officer and other executive officers to retire from Company employment at the end of the month in which they attain age 65.

                       COMPENSATION OF EXECUTIVE OFFICERS

      REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (THE
                                  "COMMITTEE")

COMPENSATING EXECUTIVE OFFICERS. The Committee is responsible for our management compensation program, the primary elements of which are base salary, cash bonus, and stock-based annual, intermediate, and long-term incentives. An executive officer's pay reflects his performance and responsibility, both as an individual and as a leader of or contributor to various team initiatives. A significant amount of total pay is tied to the achievement of financial goals for the annual and longer-term financial performance of the Company and the creation of incremental shareholder value, and/or to the performance of our stock. In this report we refer to this kind of compensation as "at risk" pay.

Each year we set target levels for salary, bonus, and incentive awards using executive compensation survey data for industrial companies with annual revenues of three to ten billion dollars. We focus on chemical and nondurable manufacturing companies in particular. This past year we adjusted the three elements of our management compensation program to maintain their competitiveness. Our intent is for cash components of pay to approximate the survey median and stock-based incentive awards to be above the median for executive officers and other key leaders. Since a large portion of the compensation opportunity is determined by performance-based variables, total compensation may be above or below the median based on individual and/or Company performance.

Again in 2001, at risk pay represented a progressively larger portion of the total pay for our executives in higher-level positions in order to encourage our leadership team to manage from the perspective of owners with an equity stake in the Company. Approximately 85% of Mr. Jones' intended total pay was variable, with a range of 75% to 85% for Mr. Gadomski, Mr. Cummins, Mr. Brown, and Mr. Sullam.

U.S. tax law does not let us deduct from the Company's federal taxable income compensation paid to any one of these five executives which is not variable or at risk and which exceeds $1,000,000. Last year our shareholders approved terms applicable to the Company's bonus and stock-based incentive plans in order to qualify compensation paid under those plans for continued tax deductibility for fiscal year 2002 and later years. However, since we believe that the Company's interests may sometimes be best served by providing compensation which is not deductible in order to attract, retain, motivate, and reward top executive talent, the Committee retains the flexibility to provide for payments of such compensation.

2001 ANNUAL CASH COMPENSATION -- BASE SALARY. Late in 2000, when we fixed the fiscal year 2001 salaries for Mr. Jones, Mr. Wagner, and the other executive officers, we considered pay for comparable positions reported in the compensation surveys; personal performance, position in salary range, and time since last increase; and, most importantly, the Company's overall performance as related to Mr. Jones' and Mr. Wagner's leadership and the impact of the other executive officers on the business. The respective salaries set for Mr. Jones and Mr. Wagner reflect the transition challenges and expansion of the scope of Mr. Jones' responsibilities consistent with concluding our succession plan for Air Products leadership which culminated with the election of Mr. Jones to the position of Chairman, President, and Chief Executive Officer in December 2000.

BONUS. At the beginning of 2001, we adopted performance objectives for the year based on return on shareholders' equity and growth in earnings per share, and established an objective formula for computing the bonus for Mr. Jones and the other executive officers, based on the extent to which these objectives are achieved. Following the end of the year, in addition to establishing the maximum possible bonus payment by measuring performance against the two principal objectives, ROE and growth in earnings per share, we also considered growth in revenues, growth in net income, total return to shareholders, the overall economic environment, and the comparable performance of the other companies included in the Standard & Poor's Chemicals Index or the Dow Jones Specialty Chemicals Index; and progress towards achieving the Company's strategic objectives. To set Mr. Jones' bonus, we also considered his 2001 CEO performance review in which we focused on the criteria we use to evaluate his leadership to Air Products, our various stakeholders, and our Board.

At our November 2001 meeting, we completed our assessment of the Company's and of Mr. Jones' performance and set 100% of the 2001 target bonus guideline as the overall bonus award level for fiscal year 2001, including for Mr. Jones' award.

2001 STOCK-BASED COMPENSATION. We think this compensation component is particularly important since it reflects the Company's capital-intensive business portfolio which requires long-term commitments for success. We've used two main forms of awards -- stock options and performance-based deferred stock units ("DSUs"). In the fall of 2000, we granted our executive officers ten-year market-priced stock options and DSUs with performance objectives based on achieving operating return on net assets (ORONA) objectives over specified performance periods, in each case at a unit level within the guideline award range for their salary grade level, reflecting their position and responsibilities at the time of grant.

CONCLUSION. To drive management effort and results, we have a compensation program that is competitive and appropriately linked to shareholder return and the Company's financial goals.

               Management Development and Compensation Committee
                         Terry R. Lautenbach, Chairman
                                  Robert Cizik
                              Ursula F. Fairbairn
                               James F. Hardymon

                         EXECUTIVE COMPENSATION TABLES

                        2001 SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                                 AWARDS(2)
                                                             ANNUAL            -------------
                                                          COMPENSATION          SECURITIES
                                                     -----------------------    UNDERLYING
NAME AND                                    FISCAL     SALARY       BONUS      STOCK OPTIONS       ALL OTHER
PRINCIPAL POSITION                           YEAR      ($)(1)       ($)(1)          (#)        COMPENSATION(3)(4)
------------------                          ------   ----------   ----------   -------------   ------------------
John P. Jones III*........................   2001    $  900,000   $  765,000      320,000           $550,977
  Chairman, President and Chief Executive    2000    $  702,308   $  776,000       75,000           $ 21,559
  Officer                                    1999    $  600,769   $  311,000      150,000           $ 19,354
Harold A. Wagner*.........................   2001    $  169,231   $        0      200,000           $ 12,195
  Chairman and Chief Executive Officer       2000    $1,003,462   $1,181,000      110,000           $ 34,305
                                             1999    $  902,885   $  473,000      220,000           $ 32,586
Robert E. Gadomski........................   2001    $  620,000   $  403,000      200,000           $366,496
  Executive Vice President, Gases and        2000    $  521,923   $  543,000       50,000           $ 17,478
  Equipment                                  1999    $  501,154   $  219,000      100,000           $ 17,905
Andrew E. Cummins.........................   2001    $  420,000   $  231,000      100,000           $171,660
  Group Vice President -- Chemicals          2000    $  321,044   $  298,000       24,000           $ 10,230
                                             1999    $  268,944   $   85,000       32,000           $  8,995
W. Douglas Brown..........................   2001    $  370,000   $  185,000       80,000           $142,579
  Vice President, General Counsel and        2000    $  276,000   $  263,000       18,800           $  8,390
  Secretary                                  1999    $  248,262   $  104,000       37,600           $  7,785
Ronaldo Sullam(5).........................   2001    $  366,000   $  187,750       80,000           $130,890
  President, Air Products Europe, Inc.       2000    $  320,589   $  281,800       24,000           $      0
                                             1999    $  319,515   $  120,000       40,000           $      0

-------------------------

 * Mr. Jones was elected to the positions of Chairman and Chief Executive Officer effective with Mr. Wagner's retirement on December 1, 2000.

(1) Cash compensation earned for services performed during each fiscal year, including amounts deferred at the election of the executive.

(2) On September 30, 2001, Mr. Jones owned 48,538 DSUs worth $1,842,988; Mr. Wagner owned 105,200 deferred stock units ("DSUs") worth $3,994,444; Mr. Gadomski owned 36,762 DSUs worth $1,395,853; Mr. Cummins owned 12,098 DSUs worth $459,361; Mr. Brown owned 9,000 DSUs worth $341,730; and Mr. Sullam owned 8,400 DSUs worth $318,948. These values are based on the 2001 fiscal year-end fair market value of a share of Company Stock. DSUs which have earned out are the financial equivalent of owning Company Stock which can't be transferred or sold until after the executive retires, except that all DSUs accrue dividend equivalents, none have voting rights, and certain of them are subject to forfeiture for engaging in specified activities such as competing with the Company.

(3) Amounts shown for 2001 include DSUs known as "Performance Shares" granted in fiscal year 2001 under the Long-Term Incentive Plan which were earned out because of attainment of pre-established operating return on net assets (ORONA) performance objectives for fiscal year 2001. The features described in the last sentence of footnote 2 also pertain to these Performance Shares. The following amounts, which are based on the market value of $43.63 per share on November 14, 2001, the date the Committee determined the level of payout for these awards, are included: for Mr. Jones $523,560, Mr. Gadomski $340,314, Mr. Cummins $157,068, Mr. Brown $130,890, and Mr. Sullam $130,890.

(4) Amounts shown for 1999, 2000, and, in addition to the Performance Shares described in footnote 3, for 2001, are principally Company matching contributions and/or accruals under the qualified 401(k) and nonqualified savings plans for U.S. employees under which the Company matches 50% of each participant's elective salary reduction up to 6% of base salary. In addition for 2001, 2000, and 1999, respectively, the following amounts are included for interest and/or dividend equivalents accrued under the nonqualified savings plan and on certain deferred bonus accounts: Mr. Jones, $416, $557, and $891; Mr. Wagner, $7,580, $4,303, and $4,633; Mr. Gadomski, $7,582,
    $1,877, and $2,441; Mr. Cummins, $1,991, $628, and $654; and Mr. Brown,
    $589, $138, and $99.

(5) Mr. Sullam's salary and bonus are paid in foreign currencies and have been converted to U.S. dollars using the average of the twelve month end prevailing exchange rates for each year.

                             OPTION GRANTS IN 2001

                                                                                            NET POTENTIAL
                                                                                         REALIZABLE VALUE AT
                                 INDIVIDUAL GRANTS                                       ASSUMED ANNUAL RATES
------------------------------------------------------------------------------------        OF STOCK PRICE
                             NUMBER OF    PERCENT (%)                                      APPRECIATION FOR
                             SECURITIES     OF TOTAL                                       TEN-YEAR OPTION
                             UNDERLYING     OPTIONS                                            TERM(2)
                              OPTIONS      GRANTED TO    EXERCISE                      ------------------------
                              GRANTED     EMPLOYEES IN     PRICE       EXPIRATION          5%           10%
NAME                           (#)(1)     FISCAL YEAR     ($/SH)          DATE            ($)           ($)
----                         ----------   ------------   ---------   ---------------   ----------   -----------
John P. Jones III..........   320,000         7.0%        $35.82     October 3, 2010   $7,208,642   $18,268,114
Harold A. Wagner...........   200,000         4.4%        $35.82     October 3, 2010   $4,505,401   $11,417,571
Robert E. Gadomski.........   200,000         4.4%        $35.82     October 3, 2010   $4,505,401   $11,417,571
Andrew E. Cummins..........   100,000         2.2%        $35.82     October 3, 2010   $2,252,701   $ 5,708,785
W. Douglas Brown...........    80,000         1.7%        $35.82     October 3, 2010   $1,802,160   $ 4,567,028
Ronaldo Sullam.............    80,000         1.7%        $35.82     October 3, 2010   $1,802,160   $ 4,567,028

-------------------------

(1) These options become exercisable in one-third increments on the first three anniversaries of grant and were granted at fair market value on the October 2, 2000 grant date. Exercisable options may be transferred by gift to family members. The exercise price and tax withholding obligations may be satisfied with shares owned by the executive. In general, options terminate on the last day of employment except for retirement or disability, as defined in the plan, or death after a minimum period of time following the grant date specified in the award agreement. Options are subject to forfeiture for engaging in specified activities such as competing with the Company.

(2) Net pre-tax gains which would be recognized at the end of the option term if an executive exercised all of his 2001 options on the last day of the option term and our stock price had grown at the 5% and 10% assumed growth rates set by the Securities and Exchange Commission. The amounts shown are not intended to forecast future appreciation in the price of our stock.

                           OPTIONS EXERCISED IN 2001
                        AND 2001 YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING       NET VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                AT YEAR-END (#)             AT YEAR-END ($)(1)
                       SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
NAME                   ON EXERCISE(#)        ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   --------------   -----------   -------------   -----------   -------------
John P. Jones III....       35,413         $  414,944       409,880        411,667      $2,566,159     $1,360,000
Harold A. Wagner.....      179,600         $2,626,210       799,818        310,002      $7,382,587     $1,415,617
Robert E. Gadomski...       72,760         $  863,738       343,811        266,669      $2,546,673     $  878,017
Andrew E. Cummins....       14,400         $   90,288       103,346        121,334      $  856,800     $  407,379
W. Douglas Brown.....            0         $        0        69,598         98,802      $  164,107     $  340,465
Ronaldo Sullam.......       24,760         $  384,270       112,772        102,668      $  904,190     $  375,718

-------------------------

(1) Net pre-tax amounts determined by subtracting the exercise price from the fair market value at the exercise date or at year-end, as the case may be.

                        LONG-TERM INCENTIVE PLAN AWARDS
                              IN LAST FISCAL YEAR

                            NUMBER OF SHARES,     PERFORMANCE OR
                                UNITS, OR       OTHER PERIOD UNTIL           ESTIMATED FUTURE PAYOUTS
                              OTHER RIGHTS        MATURATION OR      ----------------------------------------
NAME                               (#)                PAYOUT         THRESHOLD (#)   TARGET (#)   MAXIMUM (#)
----                        -----------------   ------------------   -------------   ----------   -----------
John P. Jones III.........       20,000         10/02/00-09/30/02       10,000         20,000       30,000
Robert E. Gadomski........       13,000         10/02/00-09/30/02        6,500         13,000       19,500
Andrew E. Cummins.........        6,000         10/02/00-09/30/02        3,000          6,000        9,000
W. Douglas Brown..........        5,000         10/02/00-09/30/02        2,500          5,000        7,500
Ronaldo Sullam............        5,000         10/02/00-09/30/02        2,500          5,000        7,500

These awards of deferred stock units ("DSUs") known as Performance Shares were granted in fiscal year 2001 under the Long-Term Incentive Plan and will earn out depending upon the Company's operating return on net assets (ORONA) attained by the conclusion of the two-year performance period ending on September 30, 2002. Each earned DSU entitles the recipient to receive from the Company at the end of the deferral period a share of Company Stock and a cash payment equivalent to the dividends which would have accrued on a share of Company Stock since the date of grant of the award. The deferral period for the DSUs which are earned out is two years following the earlier of the recipient's retirement or disability, as defined in the plan, or death (together, "retirement"). DSUs are forfeited if employment ends other than because of retirement before the end of the performance or deferral period; and are prorated on retirement before the end of the performance period. Before and after earn out, DSUs are subject to forfeiture for engaging in specified activities such as competing with the Company.

                               PENSION PLAN TABLE

                                                 YEARS OF SERVICE
               ------------------------------------------------------------------------------------
REMUNERATION      15         20          25           30           35           40           45
------------   --------   --------   ----------   ----------   ----------   ----------   ----------
3$00,000....   $ 65,836   $ 87,781   $  109,727   $  131,672   $  153,617   $  176,117   $  198,617
400,000....    $ 88,336   $117,781   $  147,227   $  176,672   $  206,117   $  236,117   $  266,117
500,000....    $110,836   $147,781   $  184,727   $  221,672   $  258,617   $  296,117   $  333,617
600,000....    $133,336   $177,781   $  222,227   $  266,672   $  311,117   $  356,117   $  401,117
700,000....    $155,836   $207,781   $  259,727   $  311,672   $  363,617   $  416,117   $  468,617
800,000....    $178,336   $237,781   $  297,227   $  356,672   $  416,117   $  476,117   $  536,117
900,000....    $200,836   $267,781   $  334,727   $  401,672   $  468,617   $  536,117   $  603,617
1,000,000..    $223,336   $297,781   $  372,227   $  446,672   $  521,117   $  596,117   $  671,117
1,100,000..    $245,836   $327,781   $  409,727   $  491,672   $  573,617   $  656,117   $  738,617
1,200,000..    $268,336   $357,781   $  447,227   $  536,672   $  626,117   $  716,117   $  806,117
1,300,000..    $290,836   $387,781   $  484,727   $  581,672   $  678,617   $  776,117   $  873,617
1,400,000..    $313,336   $417,781   $  522,227   $  626,672   $  731,117   $  836,117   $  941,117
1,500,000..    $335,836   $447,781   $  559,727   $  671,672   $  783,617   $  896,117   $1,008,617
1,600,000..    $358,336   $477,781   $  597,227   $  716,672   $  836,117   $  956,117   $1,076,117
1,700,000..    $380,836   $507,781   $  634,727   $  761,672   $  888,617   $1,016,117   $1,143,617
1,800,000..    $403,336   $537,781   $  672,227   $  806,672   $  941,117   $1,076,117   $1,211,117
1,900,000..    $425,836   $567,781   $  709,727   $  851,672   $  993,617   $1,136,117   $1,278,617
2,000,000..    $448,336   $597,781   $  747,227   $  896,672   $1,046,117   $1,196,117   $1,346,117
2,100,000..    $470,836   $627,781   $  784,727   $  941,672   $1,098,617   $1,256,117   $1,413,617
2,200,000..    $493,336   $657,781   $  822,227   $  986,672   $1,151,117   $1,316,117   $1,481,117
2,300,000..    $515,836   $687,781   $  859,727   $1,031,672   $1,203,617   $1,376,117   $1,548,617
2,400,000..    $538,336   $717,781   $  897,227   $1,076,672   $1,256,117   $1,436,117   $1,616,117
2,500,000..    $560,836   $747,781   $  934,727   $1,121,672   $1,308,617   $1,496,117   $1,683,617
2,600,000..    $583,336   $777,781   $  972,227   $1,166,672   $1,361,117   $1,556,117   $1,751,117
2,700,000..    $605,836   $807,781   $1,009,727   $1,211,672   $1,413,617   $1,616,117   $1,818,617

The compensation covered by our qualified and nonqualified defined benefit pension plans is the average of the salary and bonus for the highest three consecutive years during the final ten years of service. The approximate years of service as of September 30, 2001 for Mr. Jones are 29 years; for Mr. Wagner, 37 years; for Mr. Gadomski, 31 years; for Mr. Cummins, 27 years; and for Mr. Brown, 26 years. In addition to participating in the pension plans, Mr. Brown has a separate agreement with the Company under which he will be entitled to pension benefits equivalent to those to which he would have been entitled if he had been an employee of the Company and a participant in the pension plans since he first joined the Company, and had not worked for a former Company affiliate. The benefits under this agreement will be reduced by an amount equivalent to the benefit derived from the former affiliate's pension plans. The table shows approximate annual ordinary life annuity benefits payable to U.S. salaried employees retiring at age 65 in calendar year 2001, after selected periods of service with selected amounts of covered compensation, without reduction for any survivor benefit or for Social Security benefits or other offsets. A lump sum form of payment is available under the nonqualified pension plan. Mr. Wagner retired as of December 1, 2000 after attaining age 65 and with 37.5 years of service.

Mr. Sullam is covered by a European qualified defined benefit pension arrangement which is provided through an employer-funded insured annuity contract. Having attained age 60, he qualifies for a single life annuity of 60% of his final annual base salary based on 40 years of service. The benefits are not increased for retirement later than age 60 other than to reflect increases in salary. In addition, a special contribution made in 1983 will produce an additional annuity of $7,435 per year. These benefits include certain social security benefits other than the United Kingdom social security pension which is payable from age 65.

SEVERANCE AND OTHER CHANGE IN CONTROL ARRANGEMENTS

To retain our leadership team and provide for continuity of management in the event of any actual or threatened change in control of the Company, we utilize individual severance agreements which provide explicit contractual protection for our executive officers including, in 2001, Mr. Jones, Mr. Wagner until his retirement on December 1, 2000, Mr. Gadomski, Mr. Cummins, Mr. Brown, and Mr. Sullam. Individuals receive no payments or benefits under the agreements unless their employment ends during the three-year period following the change in control. Also, certain components of our executive compensation program are activated upon a change in control without regard to whether the individual's employment ends. Specifically, incentive plan provisions automatically accelerate payment of deferred bonuses and vest and provide a cash out opportunity for executive stock options; and provide for Board discretion to pay all executive deferred stock unit awards in cash on an accelerated basis. Also, grantor trusts secured by an agreement to reserve Company Stock for contribution to each trust, call for cash funding to pay benefits to employees under unfunded nonqualified retirement plans (under which participants will have an immediate, nonforfeitable right to their plan benefits and be entitled to elect an immediate lump sum payment of such amounts); and to cash out deferred stock units owed to nonemployee directors. In all of these agreements, plans, and programs, a change in control means a 20% stock acquisition by a person not controlled by the Company; a change in the Board majority during any two years except if approved by two thirds of those who were directors at the beginning of the period; or other events determined to constitute a change in control for purposes of the particular agreement, plan, or program by a majority of nonemployee directors in office when the event occurs.

The severance agreements give each executive specific rights and certain benefits if, within three years after a change in control, his employment is terminated by the Company without "cause" (as defined) or he terminates his employment for "good reason" (as defined). In such circumstances the executive would be entitled to:

     - a cash payment equal to three(1) times the sum of his annual base salary, the value for the most recent fiscal year of the Company's matching contribution and/or accrual on his behalf under the qualified 401(k) and nonqualified savings plans for U.S. employees, and his target bonus under the annual bonus plan;

     - a cash payment equal to the actuarial equivalent of the pension benefits he would have been entitled to receive under the Company's U.S. pension plans had he accumulated three(1)additional years of service credited after his termination date, plus the early retirement subsidy on the entire benefit should he be ineligible for early retirement as of the date of termination; and

     - continuation of medical, dental, and life insurance benefits for a period of up to three years, and provision of outplacement services, financial counseling benefits, and legal fees.

If any payment, distribution or acceleration of benefits, compensation or rights that is made by the Company to the executive under the severance agreement or otherwise, results in a liability to him for the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, the Company will pay him an amount equal to such excise tax. Also, each severance agreement provides for indemnification of the executive if he becomes involved in litigation because he is a party to the agreement.

Mr. Sullam, a citizen of Italy who resides in the United Kingdom ("U.K."), is a party to dual employment contracts with Air Products and an affiliate in the U.K. The purpose of the contracts is

-------------------------

(1) Subject to appropriate reduction in cases where an executive's mandatory retirement would occur within three years from the date of a change in control.

to set forth the allocation of his employment activities between those which take place within the U.K. and those which are performed outside the U.K. Under each of these agreements, Mr. Sullam is entitled to 180 days notice before his employment may be terminated (other than for cause). Also, Mr. Sullam's change in control severance agreement, which would override his dual employment contracts, varies from the severance agreements for the U.S. executives in that the cash payment for his pension benefit would reflect only assumed salary increases, not added service. Also, he would receive no dental or life insurance benefits, but medical coverage to age 65; and coverage, on a grossed-up basis, of any U.S. taxes withheld from payments to him under the severance agreement and other Company plans and programs that are not able to be used to reduce his U.K. tax liability.

               INFORMATION ABOUT STOCK PERFORMANCE AND OWNERSHIP
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

             COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN
 AIR PRODUCTS, S&P 500, S&P CHEMICALS INDEX, AND DOW JONES SPECIALTY CHEMICALS
                                     INDEX
                    COMPARATIVE GROWTH OF A $100 INVESTMENT
                    (ASSUMES REINVESTMENT OF ALL DIVIDENDS)

                                            AIR PRODUCTS             S&P 500             S&P CHEMICALS           DJ SPEC CHEM
                                            ------------             -------             -------------           ------------
Sep 96                                         100.00                 100.00                 100.00                 100.00
Sep 97                                         145.00                 140.00                 131.00                 123.00
Sep 98                                         105.00                 153.00                 117.00                  97.00
Sep 99                                         106.00                 196.00                 138.00                 109.00
Sep 00                                         133.00                 222.00                 103.00                 101.00
Sep 01                                         146.00                 163.00                 113.00                 111.00

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               PERSONS OWNING MORE THAN 5% OF AIR PRODUCTS STOCK
                            AS OF SEPTEMBER 30, 2001

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                         OWNERSHIP        PERCENT OF CLASS
------------------------------------                     -----------------    ----------------
State Farm Mutual Automobile Insurance Company.........     15,481,519                6.4%
One State Farm Plaza
Bloomington, IL 61710
State Street Bank and Trust Company ("State                 15,322,470                6.3%(2)
  Street")(1)..........................................
P.O. Box 1389
Boston, MA 02104

-------------------------

(1) State Street holds 10,182,362 shares in trust as trustee of the Company's Retirement Savings and Stock Ownership Plan (the "RSSOP"), which is 4.2% of outstanding shares. The RSSOP trust agreement provides, in general, that the trustee will vote, tender, and exchange RSSOP shares as voting RSSOP participants direct. State Street holds the remainder of the shares in trust as trustee or discretionary advisor for various collective investment funds for employee benefit plan and other index accounts. In the aggregate, State Street has sole voting power over 4,306,982 shares, shared voting power over 10,427,602 shares, sole investment power over 4,753,805 shares, and shared investment power over 10,568,665 shares.

(2) 11,723,302 shares, which is 4.8% of outstanding shares, are held in a grantor trust established by the Company with a bank not affiliated with the RSSOP trustee. Shares in this trust are used to satisfy obligations of the Company and its affiliates under various employee and director benefit and compensation plans and programs as and when specified by the Company. The trust agreement for this trust requires these trust shares to be voted, tendered, and exchanged in the same proportions and manner as the voting participants in the RSSOP direct the RSSOP trustee, although the RSSOP trustee has no power to vote or direct the vote, or to dispose or direct the disposition of such shares.

        AIR PRODUCTS STOCK BENEFICIALLY OWNED BY OFFICERS AND DIRECTORS
                             AS OF NOVEMBER 1, 2001

                                                        SHARES BENEFICIALLY
                                                          OWNED AND OTHER
                                                              EQUITY
NAME OF BENEFICIAL OWNER                                   INTERESTS(1)        STOCK OPTIONS(2)
------------------------                                -------------------    ----------------
Mario L. Baeza........................................          2,994                 4,000
L. Paul Bremer III....................................         15,750                16,000
W. Douglas Brown......................................         14,119               108,798
Robert Cizik..........................................         21,611                16,000
Andrew E. Cummins.....................................         24,215               150,013
Michael J. Donahue....................................          1,386                     0
Ursula F. Fairbairn...................................          6,885                 6,000
Robert E. Gadomski....................................         56,382               443,811
Edward E. Hagenlocker.................................          8,784                10,000
James F. Hardymon.....................................          4,645                 8,000
John P. Jones III.....................................         98,784               534,239
Terry R. Lautenbach...................................         16,805                16,000
Charles H. Noski......................................          3,228                 2,000
Paula G. Rosput.......................................          2,978                 2,000
Ronaldo Sullam........................................         25,320               154,106
Lawrason D. Thomas....................................         13,378                14,000
Harold A. Wagner......................................        166,440               939,818
Directors and Executive Officers as a group (19
  persons)(3).........................................        542,860             2,656,195

-------------------------

(1) Shares reported include 13,242 shares owned jointly by certain of the directors and officers with their spouses with whom they share voting and investment power; 13,434 shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the directors and officers, of which such directors and officers disclaim beneficial ownership of 13,434 shares; and for Mr. Wagner, 25,524 shares owned by a charitable foundation, as to which Mr. Wagner has shared voting and investment power. Equity interests reported are 88,844 deferred stock units ("DSUs") awarded or purchased, and 278,705 DSUs awarded or earned out, under Company plans for nonemployee directors and for executives, respectively. The directors and officers have no voting or investment power over these securities. In the case of Mr. Sullam, 6,720 of the shares reported have been transferred by gift to a trust under which he and his immediate family are beneficiaries. He has no voting or investment power as to the shares held by the trust.

(2) The directors and officers have the right to acquire this number of shares within 60 days by exercising outstanding options granted under Company plans. In the case of Mr. Wagner, 91,664 of the shares reported are subject to options transferred by gift to trusts for Mr. Wagner's children, as to which Mr. Wagner has no voting or investment power. In the case of Mr. Sullam, 36,053 of the shares reported are subject to options transferred by gift to a trust under which he and his immediate family are beneficiaries. Mr. Sullam has no voting or investment power as to securities held by the trust.

(3) Not counting their DSUs, our directors, nominees, and executive officers as a group beneficially own just over 1.1% of our outstanding shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that all of our directors and officers subject to Section 16(a) have complied with all Section 16 filing requirements.

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

SCOPE OF RESPONSIBILITIES

The Audit Committee (the "Committee") shall assist the Board of Directors (the "Board") in fulfilling the Board's oversight responsibilities concerning matters relating to accounting, financial reporting, internal control, auditing, and compliance activities and other matters as directed by the Board or the Committee's Charter, including reviewing and reporting to the Board regarding:

     - the appropriateness, quality, and acceptability of the Company's accounting policies and the integrity of the Company's financial statements reported to the public;

     - the adequacy of the Company's internal controls and auditing procedures for the management, use, and protection of corporate assets;

     - the adequacy of the Company's internal processes and programs for compliance with legal and regulatory requirements; and

     - the independence and performance of the Company's internal and independent auditors.

The Committee shall reassess the adequacy of its Charter annually and recommend any proposed changes to the Board for approval, with the recommendation of the Nominating and Corporate Governance Committee of the Board (the "Governance Committee").

In order to carry out and effectuate its responsibilities, the Committee shall have such authority as it deems necessary to confer with the Company's independent auditors, internal auditors, and officers and to conduct or authorize investigations into any matters within the scope of the Committee's responsibilities.

COMPOSITION

The Committee shall consist of not less than three directors of the Company, each of whom shall meet the independence and experience requirements of the New York Stock Exchange. The members and the Chairperson of the Committee are appointed by the Board, upon the recommendation of the Governance Committee, to serve at the pleasure of the Board.

MATTERS PERTAINING TO THE FINANCIAL REPORTING PROCESS

The Committee shall:

     - review and discuss with the independent auditors and management the audited financial statements to be included in the Company's annual report on Form 10-K, and, if satisfied, after reviewing and considering with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"), recommend to the Board that such financial statements be included in the annual report on Form 10-K;

     - review, through its Chairperson or the Committee as a whole, any matters required to be discussed by the applicable SAS with management and the independent auditors as a result of the independent auditors' review of the Company's interim financial statements prior to inclusion in the Company's quarterly reports on Form 10-Q; and

     - review:

        (i) material changes in the Company's accounting policies and practices and significant judgments that may affect the financial results,

        (ii) the nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management, and

        (iii) the effect of changes in accounting standards that may materially affect the Company's financial reporting practices.

MATTERS PERTAINING TO CONTROLS

The Committee shall:

     - review with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the Company's internal controls;

     - review the Company's procedures with respect to appropriateness of significant accounting policies and adequacy of financial controls; and

     - review the independent auditors' report pertaining to reportable conditions in the internal control structure and financial reporting practices and related management responses.

MATTERS PERTAINING TO COMPLIANCE AND LEGAL MATTERS

The Committee shall:

     - review the adequacy and appropriateness and monitor the results of the Company's corporate Compliance Plan; and

     - review with the Company's General Counsel material litigation and other legal and regulatory matters, as appropriate.

MATTERS PERTAINING TO INDEPENDENT AUDITORS

The independent auditors are ultimately accountable to the Board and the Committee, and the Committee and the Board have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

The Committee shall:

     - review the terms of the engagement of the independent auditors, including the scope of their audit, proposed fees, and personnel qualifications;

     - ensure the independent auditors deliver to the Committee annually a formal written statement delineating all relationships between the independent auditors and the Company and its affiliates and addressing at least the matters set forth in the applicable SAS; discuss with the independent auditors any relationships or services disclosed in such statement that may impact the objectivity and independence of the independent auditors; and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of such independence;

     - review with the independent auditors and management the results of the independent auditors' year-end audit, and discuss with the independent auditors the matters required to be discussed by the relevant SAS(s), including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements; and

     - receive and review required communications from the independent auditors.

MATTERS PERTAINING TO THE INTERNAL AUDITORS

The Committee shall:

     - review with the internal auditors the proposed scope of the internal audit plan and a summary of internal audit activities including major conclusions, findings, and recommendations and related management responses; and

     - review the organization and performance of the internal audit department, the adequacy of its resources, and the appointment and replacement of the senior internal auditing executive.

MEETINGS, AGENDAS, AND REPORTING

The Committee proposes its regular meeting schedule for each year for approval by the Board, upon the recommendation of the Governance Committee. The Chairman of the Board, the Corporate Secretary, and the Audit Committee Chairperson agree on the length of regular meetings and the need to schedule additional special meetings. To foster open communications, the Committee meets privately without members of management present and separately with each of the internal auditors and the independent auditors at least once each year and more frequently as scheduled by the Corporate Secretary and, when requested, with the Company's General Counsel. These private sessions are held to discuss any matter that the Committee or each of these persons or groups believes should be discussed confidentially.

The annual Committee agenda and individual meeting agendas are developed by the Chairman of the Board and Corporate Secretary in consultation with the Committee Chairperson, with input from appropriate members of management and staff.

The Committee Chairperson reports to the Board on Committee meetings and actions, and the Committee Secretary (who is the Corporate Secretary or an Assistant Corporate Secretary) keeps minutes of all Committee meetings, which are distributed to Committee members for review and approval. The Committee reviews and approves any external reports required of it by regulatory authorities.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


STATE STREET BANK AND TRUST COMPANY

1. ELECTION OF DIRECTORS
   The nominees for Directors for three-year terms are:

                                                       FOR ALL     WITH-   FOR ALL
                                                       NOMINEES    HOLD    EXCEPT
  (01) M.J. DONAHUE        (03) J.P. JONES III
  (02) U.F. FAIRBAIRN                                    [  ]      [  ]     [  ]

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee(s) name. Your shares will be voted for the remaining nominee(s).


CONTROL NUMBER:

RECORD DATE SHARES:


2. APPOINTMENT OF AUDITORS                                FOR     AGAINST   ABSTAIN
   Ratification of appointment of Arthur Andersen
   LLP as independent auditors for fiscal year 2002.      [ ]       [ ]      [ ]


Please be sure to sign and date this Proxy.               Date

                        THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE FOR NOS. 1 AND 2.


         Participant sign here

DETACH CARD                                                          DETACH CARD

                       STATE STREET BANK AND TRUST COMPANY

December 14, 2001

TO:      ALL PARTICIPANTS IN THE AIR PRODUCTS AND CHEMICALS, INC.
         RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

If you are an active employee with Intranet access, you should have received E-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on or about December 14, 2001. You may request paper copies of these materials by calling 1-888-AIR-INFO (1-888-247-4636). If you do not have Intranet access, copies of these materials will be mailed to your home.

As a participant and named fiduciary of a Company-sponsored employee benefit savings plan that provides for pass-through voting to participants, you are entitled to vote the shares credited to your account and held by us in our capacity as Trustee under the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan. These shares will be voted in confidence as you direct if your vote is received by us on or before January 17, 2002.

Similar to last year, you may vote your shares in one of three ways. You may vote over the Internet, vote over the telephone, or vote by marking, signing, dating, and returning the voting direction form in the postage paid envelope. Internet and telephone voting instructions are on the reverse side.

Cordially yours,

STATE STREET BANK AND TRUST COMPANY, TRUSTEE

     2002 ANNUAL MEETING OF SHAREHOLDERS - AIR PRODUCTS AND CHEMICALS, INC.

                 STATE STREET BANK AND TRUST COMPANY BOSTON, MA
                 AS TRUSTEE FOR AIR PRODUCTS AND CHEMICALS, INC.
                  RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN.


The Trustee is hereby directed to vote the shares of common stock of Air Products and Chemicals, Inc. represented by units of interest (the "shares") allocated to my account under the Retirement Savings and Stock Ownership Plan at the annual meeting of shareholders of Air Products and Chemicals, Inc. to be held on 24 January 2002 as directed on the reverse side with respect to Proposals 1 and 2.

I understand that the whole shares allocated to my Plan account will be voted by the Trustee in person or by proxy as so directed by me. If this form is signed and returned without directions, the shares allocated to my account will be voted by the Trustee for Proposals 1 and 2. Except as otherwise provided in the Retirement Savings and Stock Ownership Plan, such shares will be voted in the proxies' discretion upon such other business as may properly come before the meeting. If no voting instructions are received or it this form is returned unsigned, the shares allocated to my account will be voted by the Trustee in the same proportions as shares held under the Plan for which voting directions have been received.


                                ELECTRONIC VOTING


You can vote your shares electronically through the Internet or the telephone, 24 hours a day, 7 days a week. This eliminates the need to return the voting direction form.

To vote your shares by these means, please use the control number printed on the voting direction form. The number must be used to access the system.

   1. TO VOTE OVER THE INTERNET:
      * Log on the Internet and go to the website http://www.eproxyvote.com/apd1

   2. TO VOTE OVER THE TELEPHONE:
      * On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)
      * Outside of the U.S. and Canada call 1-201-536-8073

Your electronic vote authorizes the proxies in the same manner as if you marked, signed, dated, and returned the voting direction form.

                                ANNUAL MEETING OF
                        AIR PRODUCTS AND CHEMICALS, INC.

                           THURSDAY, JANUARY 24, 2002
                                    2:00 P.M.
                         TOMPKINS COLLEGE CENTER THEATER
                       CEDAR CREST COLLEGE, ALLENTOWN, PA


                             ELECTRONIC DISTRIBUTION

If you would like to receive future Air Products and Chemicals, Inc. proxy statements and annual reports electronically, please visit
HTTP://WWW.INVESTPOWER.COM. Click on "Enroll to receive mailings via e-mail" to enroll. Please refer to the company number and account number on top of the reverse side of this card.

[AIR PRODUCTS LOGO]

                                      PROXY
                        AIR PRODUCTS AND CHEMICALS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF SHAREHOLDERS--JANUARY 24, 2002

The undersigned hereby appoints John P. Jones III, W. Douglas Brown, and Leo J. Daley, or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Air Products and Chemicals, Inc. on Thursday, January 24, 2002, at 2:00 p.m., and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof.

[AIR PRODUCTS LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS OF

                        AIR PRODUCTS AND CHEMICALS, INC.

                                January 24, 2002

Co. #________________                                   Acct. #_________________

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date,sign, and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES (1-800-776-9437) and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                                                          ----------------------
YOUR CONTROL NUMBER IS [ARROW]
                                                          ----------------------

               - Please Detach and Mail in the Envelope Provided -

         Please mark your
A   /X/  votes as in this
         example.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


1.   To elect        FOR        WITHHELD
     all             / /          / /        Nominees:  01.  M. J. Donahue
     nominees                                           02.  U. F. Fairbairn
                                                        03.  J. P. Jones III

For all nominees except those named below:


                                              as directors for three-year terms.

                                                          FOR     AGAINST   ABSTAIN
2.       APPOINTMENT OF AUDITORS
Ratification of appointment of Arthur Andersen            / /       / /       / /
LLP as independent auditors for fiscal year 2002


The shares represented by this proxy will be voted as directed by the Shareholder on this proxy with respect to Proposals 1 and 2. If no direction is given, such shares will be voted for Proposals 1 and 2. Such shares will be voted in the proxies' discretion upon such other business as may properly come before the meeting.




SIGNATURE_________________________________________ DATE_________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.